UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2022

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701
(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Director Appointments and Resignation

Effective as of June 13, 2022, Buddie Joe (BJ) Penn, Yizhaq (Itzik) Polad, James M. Vanderhider and Deanna Rene Estes (collectively, the “Board Appointees”) were appointed to the Board of Directors (the “Board”) of 374Water Inc. (the “Company”). Biographies for each of the Board Appointees are set forth below.

Additionally and in connection with their appointment to the Board, Mr. Penn was appointed to the Company’s recently established Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (Chairperson), Mr. Polad was appointed to the Audit Committee, Compensation Committee (Chairperson) and Nominating and Corporate Governance Committee and Mr. Vanderhider was appointed to the Audit Committee (Chairperson).

Effective as of June 13, 2022, Marc Dushusses resigned from the Board effective immediately. Mr. Dushusses’ resignation was not as a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices. Mr. Dushusses will continue as the Company’s Head of Technology and will serve as an observer to the Board.

Buddie Joe (BJ) Penn Biography

Mr. Penn currently serves as the Chief Executive Officer of Genesis IV, an executive consulting firm and Penn Construction Group, both headquartered in the Washington D.C. Metro area. Mr. Penn was Acting Secretary of the US Navy from March to May 2009, having previously been Assistant Secretary of the US Navy (Installations and Environment) since 2005. He began his career as a Naval Aviator and was named EA-6B Pilot of the Year in 1972. Throughout his distinguished career, significant leadership assignments included: Executive Officer/Commanding Officer VAQ 33, Battalion Officer at the US Naval Academy, Air Officer in USS America, Special Assistant to the Chief of Naval Operations, Commanding Officer of NAS North Island, CA, and Deputy Director of the Navy Office of Technology Transfer & Security Assistance. Mr. Penn left the Navy in 1995, joining Loral Corporation as Director of International Business. In 1996, Loral sold its defense electronics and system integration businesses to Lockheed Martin and Mr. Penn was assigned to Lockheed Martin’s Corporate Staff. Mr. Penn returned to the US Navy in 2001 as Director of Industrial Base Assessments.

Mr. Penn received his BS in Industrial Technology from Purdue University and his MS in Human Resource Management & Personnel Administration from The George Washington University. Mr. Penn serves on the Secretary of Defense Policy Board, as Trustee Emeritus at The George Washington University and the Boards of the National Trust for the Humanities, Naval Aviation Museum and Naval Historical Foundation. Mr. Penn also serves as the Chairman of the Board of Directors Spectra System Corporation, a London Stock Exchange listed company (SPSY) and on the Board of Directors of Healthcare Trust Inc., a Nasdaq listed company (HTIA).

Yizhaq (Itzik) Polad Biography

Mr. Polad currently serves as the Vice President of BI and Business Applications at Papaya Global, a private SaaS company headquartered in New York, New York, where he leads its business intelligence and data analytics products and the scaling of its data infrastructure. Mr. Polad previously held a number of positions in Hewlett Packard for over fourteen years and assisted its Indigo division in its rapid growth by implementing information systems, business applications, data analytics and business intelligence. Mr. Polad holds a B.Sc degree in Industrial Engineering, Information Systems & Management as well as an MBA degree, both from Ben-Gurion University located in Israel.

James M. Vanderhider Biography

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Mr. Vanderhider is President of Aspen View GP, LLC. Previously, Mr. Vanderhider served as a Principal, Executive Vice President and Chief Financial Officer of EnerVest, Ltd. from 1996 until 2018. He was responsible for building EnerVest's private equity business and for the oversight of the institutional investments. During such tenure, he led initiatives for raising over $8 billion of private equity and over $12 billion of total institutional capital, securing over 150 institutional investors. Such investors included a diversified group of pension funds, endowments, foundations, family offices, insurance companies, fund of funds, international investors and other financial institutions.

Mr. Vanderhider currently serves as President of the Foundation of Goodwill Industries of Houston, along with serving on the Audit Committee of Goodwill Industries of Houston. During 2019, he joined the Advisory Board of Midway Companies, a privately owned, multi-billion dollar fully integrated real estate development and investment firm based in Houston, Texas. During January, 2022 he joined the Board of Directors of Scranton Holding Company, a private start-up venture in Hibbing, Minnesota, with a mission to become the only dedicated US producer of merchant pig iron and conducting operations leading to clean steel production through a carbon neutral, ESG-focused process. Mr. Vanderhider holds a BA of Business Administration degree in Accounting from Texas A&M University and is a Certified Public Accountant.

Deanna Rene Estes Biography

Ms. Estes currently serves as the Finance Manager of 10 Branch Management LLC, a private entity which governs the Jay and Renee Haladay Family Office, where she has established the mission, governance, policy, procedures, systems and reporting for the family offices which handles the investment and other affairs of five families. For more than fifteen years, Ms. Estes has partnered with investors, entrepreneurs, financiers, developers, and operators to achieve economic success for ventures in multiple industries and, at times, extreme market conditions. Ms. Estes received her BA in Business Administration with a Major in Finance from Washington State University.

Arrangements or Understandings

Effective as of June 13, 2022, the Company and each of the Board Appointees entered into a Board of Directors Agreement (the “Board Agreement”), which contains certain obligations of the Company with respect to compensation to be paid to each Board Appointees (as described below) as well as certain termination, confidentiality and other obligations of each Board Appointee. Except for the terms of the Board Agreement, there is no arrangement or understanding between the Board Appointees and any other persons relating to the Company.

Related Party Transactions

There are no related party transactions with respect to the Board Appointees and the Company reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

Pursuant to the Board Agreement, the Company granted each Board Appointee a non-qualified stock option to purchase up to 20,000 shares of the Company’s common stock (the “Option”) with an exercise price of $3.00 per share, which was the closing price of the Company’s common stock on June 13, 2022. The Option vests in four equal quarterly share installments.

The foregoing is only a brief description of the material terms of the Board Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Board Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On June 16, 2022, the Company issued a press release regarding the appointment of the Board Appointees. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Board of Directors Agreement.
99.1	Press release issued by 374Water Inc., dated June 16, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: June 16, 2022	By:	/s/Yaacov Nagar
	Name:	Yaacov Nagar
	Title:	Chief Executive Officer

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